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                                                                     Exhibit 4.1

NUMBER                          VIANT CORPORATION               *       * SHARES
                             A DELAWARE CORPORATION              -------

                            INCORPORATED IN DELAWARE
                                 MARCH 12, 1999

                             *****SPECIMEN ONLY*****

         THIS CERTIFIES THAT *__________* is the registered holder of *_________ (_________)* fully paid and nonassessable Shares of the Common Stock of VIANT CORPORATION, a Delaware corporation, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

         This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents. The Corporation is authorized to issue two classes of stock as Common Stock and Preferred Stock respectively. A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon these classes or series of shares of stock of the Corporation and upon the holder thereof as established by the Certificate of Incorporation may be obtained by any stockholder upon request at the principal office of the Corporation, and the Corporation will furnish any stockholder, upon request and without charge, a copy of such statement.

         IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereunto
affixed this       day of       ,       .
             -----        ------  ------



------------------------------------           ---------------------------------
Secretary                                      President


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FOR VALUE RECEIVED __________ HEREBY SELLS, ASSIGNS, AND TRANSFERS UNTO
_________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _________, ATTORNEY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED                 ,
      ---------------  -----------

IN PRESENCE OF
               ------------------------------      -----------------------------
                      (Witness)                              (Stockholder)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION, ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                   -------------------------------------------


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER IS IN COMPLIANCE THEREWITH.

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